Exhibit 32.2

Certification of Chief Financial Officer pursuant to 18 U.S.C. Section 1350,

as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of Teavana Holdings, Inc. (the “Company”) on Form 10-Q/A for the period ended July 31, 2011 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Daniel P. Glennon, Executive Vice President and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Daniel P. Glennon
Daniel P. Glennon

Executive Vice President and Chief Financial Officer

(Principal Financial Officer and Principal Accounting Officer)

September 21, 2011

The foregoing certification is being furnished solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Report or as a separate disclosure document.